Exhibit 99.1

NASDAQ: TBBK
The Bancorp, Inc. • Investor Presentation
Q1 2012

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this presentation regarding The Bancorp, Inc.’s business that are not historical facts are “forward
-looking statements” that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including the words “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,”
“continue,” or similar words. For further discussion of these risks and uncertainties, see The Bancorp, Inc.’s filings with the SEC, including the “risk factors” section of The Bancorp, Inc.’s Form 10-K. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Bancorp, Inc.
does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. - Planning for Growth with Safety and Soundness
• Strategic Goal:
 ▪ Create and grow a stable, profitable institution with the optimum reliance on capital, risk management and technology, and manage it with knowledgeable and experienced management and senior officers
• Tactical Approach:
 ▪ Deposits - Utilize a branchless banking network to gather scalable deposits through strong contractual relationships at costs significantly below peers
 ▪ Assets - Focus on asset classes including loans and securities appropriate to our expertise to achieve returns above risk-adjusted peer net interest margins
 ▪ Non Interest Income - Grow non interest income disproportionately in relation to non interest expense through our deposit and asset approaches
 ▪ Operating Leverage - Leverage infrastructure investment to grow earnings by creating efficiencies of scale

The Bancorp, Inc. - Planning for Growth

Consumer Distribution Channel Penetration
Percent of U.S. Households, 1980-2009
Source: Federal Reserve, FRB Boston, FRB Philadelphia, SRI Consulting, University of Michigan, Mintel, Celent, Bank of America, comScore, Nielsen Mobile, Wall Street Journal, Mercatus Analytics

Business Model: A Distinct Business Strategy (1)

Assets      Deposits
Prepaid Cards
Open Loop Prepaid Cards
• Deposits
• Non interest Income
Healthcare
Health Savings Accounts
and Flexible Spending
Accounts
• Deposits
• Non interest Income
Merchant Processing
Credit, Debit Card and
ACH Processing
• Deposits
• Non interest Income
Wealth Management
Deposit and Lending for
Clients of Wealth Firms
• Interest Income
• Deposits
• Non interest Income
Securities Portfolio
Primarily highly rated
government obligations
• Interest Income
Government Guaranteed
Lending
Loans to franchisees;
75% guaranteed by
U.S. government
• Interest Income
Automobile Fleet
Leasing
 Well-collateralized
Automobile Fleet Leasing
• Interest Income
• Non interest Income
Community Bank
Traditional Community
Banking Products
• Interest Income
• Deposits
• Non interest Income
36%
4%
3%
8%
34%
7%
GGL:
1%
7%
(1) For the above presentation, departmental revenue for asset-generators includes half the revenue on assets they do not fund, the other half of which is allocated to the deposit-producing departments. The balance of interest income is retained by the asset generators.

Revenue Composition

(1) Post provision net interest income and non interest income excluding securities gains and losses.
*Based on historical trends and is not intended to be, nor is, predictive of future results.
$

Non Interest Income-Generating Strategies: Growth and Sustainability

$
(1) Excludes gains on investment securities.
(2) Excluding a one time legal settlement of $485,000 for the first quarter 2011 the percentage increase would have been 134%.
(3) CAGR calculated 2009 through 2011
*Based on historical trends and is not intended to be, nor is, predictive of future results.
Continued Growth in Non Interest Income(1)
(2)

Prepaid Gross Dollar Volume (1) and Cardholder Growth  (2)

(1) Gross Dollar Volume is the total  amount spent on all cards outstanding within a given period.
(2) Number of active cards as of year-end of the stated year with the exception of 2012, which is end of the first quarter.
*Includes actual data from the first quarter and projected GDV for the remainder of the year. Projection for remainder of 2012 is not broken out by contracting year, is based on historical trends and is not intended to be, nor is, predictive of future results.
$

Net Interest Income Generators(1)
Compressed Interest Rate Environment

$
(1) CAGR calculated 2009 through 2011
*Based on historical trends and is not intended to be, nor is, predictive of future results.

Primary Asset-Generating Strategies: Business Line Overview
• Community Bank
 ▪ Offers traditional community banking products and services targeting the highly fragmented Philadelphia/Wilmington banking market
• Automobile Fleet Leasing
 ▪ Well-collateralized automobile fleet leasing
 • Average transaction: 8-15 automobiles, $350,000
 • 50% of portfolio leased by state and federal agencies
• Wealth Management
 ▪ 17 affinity groups, managing $400 billion in assets
 • SEI Investments, Legg Mason, Genworth Financial Trust
 Company
 ▪ Generates securities backed loans and other loans
• Government Guaranteed Lending
 ▪ Loans from $250,000 to $1.5 million primarily to franchisees such as UPS Stores, Massage Envy, FASTSIGNS and Save a Lot
 which are 75% guaranteed by the U.S. government. Recently
 approved lines $100 +million
• Securities
 ▪ High credit quality tax exempt municipal obligations
 ▪ U.S. Government agency securities primarily 4-5 year average lives and other highly rated mortgage-backed securities

Category	(in thousands)	Avg. Yield
Community Bank	$ 1,408,910	4.27%
Government Guaranteed Lending	43,378	5.16%
Wealth Management	166,258	2.90%
Leasing Portfolio	130,321	7.32%
Investment Securities	499,524	3.67%

Non-Accrual Loans/Total Loans(1)
Asset Quality Overview

(1) Regional peers include publicly traded Mid-Atlantic commercial banks with assets between $1 billion and $4 billion as of December 31, 2011; graphs represent median values. (2) Texas Ratio = (Non-
accrual Loans + Restructured Loans + Loans 90 + days past due + OREO)/(Loss Reserves + Tangible Equity). TBBK computed with consolidated capital. Source: SNL Financial

Deposit-Generating Strategies: Growth and Low Cost
The Bancorp has experienced strong growth in deposits at below-peer costs.

Growth in Average Deposits
	YTD Average Deposits (dollars in thousands)	Cost of Funds(2)	Peer Cost of Funds(1)
2012	$ 3,781,858	0.29%	0.68%
2011	$ 2,730,507	0.38%	0.93%
Change	$ 1,051,351	-0.09%	-0.25%
% Change	39%	-24%	-27%
(1) Peer data source as of December 2011: Uniform Bank Performance Report for Banks $1-5 B in assets measuring interest expense to average interest earning assets.
(2) Bancorp cost of funds is lower after consideration of seasonal deposits.

Deposit-Generating Strategies: Sticky and Long-Term
The Bancorp has long-term, often exclusive agreements in place with its private label banking partners. We have retained 99% of maturing contracts.

Private Label Agreements by Remaining Contractual Term(1)
(1) Calculation based upon amount of deposits generated through each agreement. Does not include deposits associated with a third party with which TBBK is disengaging in 2012.

Growth Engine: Where Do Deposits Come From?

March 31, 2012
Category	Balance (in millions)	Avg. Cost
Community Bank	$ 358	0.38%
Healthcare	435	0.91%
Prepaid Cards (including demand deposit accounts)	2,119	0.01%
Wealth Management	544	0.57%
Merchant Processing	167	0.69%
1031 Exchange	151	0.71%
Total Deposits: $3.8 billion
Average Cost: 0.29%
(Peer Average Cost: 0.68%)(1)
(1) Peer data source as of December 2011: Uniform Bank
 Performance Report for Banks $1-5 B in assets measuring
 interest expense to average interest earning assets.

Adjusted Operating Earnings(1),(2)
Operating Leverage

(1) As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance.  Management utilizes adjusted operating earnings to measure the combined impact of changes in net interest income, non-interest income and certain other expenses.
 Adjusted operating earnings exclude the impact of the provision for loan losses, income taxes, securities gains and losses and certain non-recurring items.  Other companies may calculate adjusted operating earnings differently.  Although this non-GAAP financial measure is intended to enhance investors’ understanding of Bancorp’s business and performance, it should not be considered, and is not intended to be, a substitute for GAAP.
(2) CAGR calculated 2009 through 2011
$

The Bancorp, Inc. - Planning for Growth with Safety and Soundness
• Strategic Goal:
 ▪ Create and grow a stable, profitable institution with the optimum reliance on capital, risk management and technology, and manage it with knowledgeable and experienced management and senior officers
• Tactical Approach:
 ▪ Deposits - Utilize a branchless banking network to gather scalable deposits through strong contractual relationships at costs significantly below peers
 ▪ Assets - Focus on asset classes including loans and securities appropriate to our expertise to achieve returns above risk-adjusted peer net interest margins
 ▪ Non Interest Income - Grow non interest income disproportionately in relation to non interest expense through our deposit and asset approaches
 ▪ Operating Leverage - Leverage infrastructure investment to grow earnings by creating efficiencies of scale

NASDAQ: TBBK
APPENDIX

Capital Ratios and Selected Financial Data

	As of or for the three months ended	As of or for the three months ended
	March 31, 2012	March 31, 2011
	(dollars in thousands)	(dollars in thousands)
Selected Capital and Asset Quality Ratios:
Equity/assets	6.78%	9.08%
Tier 1 capital to average assets	6.59%	8.62%
Tier 1 capital to total risk-weighted assets	14.94%	15.33%
Total Capital to total risk-weighted assets	16.19%	16.58%
Allowance for loan and lease losses to total loans	1.80%	1.58%

Balance Sheet Data:
Total assets	$ 4,104,047	$2,836,697
Total loans, net of unearned costs (fees)	1,748,867	1,636,253
Allowance for loan and lease losses	31,500	25,802
Total cash and cash equivalents	1,805,787	853,944
` Total investments	499,524	294,941
Deposits	3,773,878	2,531,109
Shareholders’ equity	278,233	257,601

Selected Ratios:
Return on average assets	0.39%	0.36%
Return on average common equity	5.84%	5.07%
Net interest margin	2.19%	2.73%
Book value per share	$ 8.41	$ 7.76

Current Loan Portfolio and Asset Quality Overview at 3/31/2012
Category (dollars in thousands)	Balance	% of Total Loans	Nonaccrual Loans	Nonaccrual/ Total Loans	OREO	30-89 Days Delinquent	90+ Days Delinquent	Q4 2011 Quarterly Charge-offs (net)
Commercial	$ 445,912	26%	$6,018	0.34%	$ 2,785	$241	$ 955	$ (1,421)
Commercial mortgage	617,871	36%	3,609	0.21%	1,845	-	1,900	(991)
Construction	248,232	14%	10,375	0.60%	-	3,009	667	(701)
Direct financing leases (auto leases)	130,321	7%	-	0.00%	-	1,314	392	(386)
Residential mortgage	94,438	5%	-	0.00%	3,096	-	-	(83)
Securities backed loans and other	208,584	12%	927	0.05%	-	20	-	(172)
Total	$ 1,745,358	100%	$ 20,929	1.00%	$7,726	$ 4,584	$3,914	$ (3,288)

Bancorp’s Real Estate Lending Business Targets Well-Positioned Attractive,
Stable Markets
• Commercial lending is substantially all in greater Philadelphia/Wilmington metropolitan area
 ▪ Consists of the 12 counties surrounding Philadelphia and Wilmington, including Philadelphia,
 Delaware, Chester, Montgomery, Bucks and Lehigh Counties in Pennsylvania; New Castle County in
 Delaware; and Mercer, Burlington, Camden, Ocean and Cape May Counties in New Jersey.
• Philadelphia/Wilmington and the surrounding markets encompass a large population, stable economic activity and attractive demographics.
• Throughout the current down cycle and in prior cycles, the Philadelphia region has exhibited significant stability, which is reflected in a lesser reduction in housing prices and negative equity compared to the rest of the nation, as shown below.

	Home Prices Q4-2008 to Q4-2011 (1)	Home Prices Q4-2010 to Q4-2011 (1)
United States	-13.4%	-3.9%
Philadelphia, PA	-10.10%	-3.9%
4th Quarter 2011 (2)	US	NJ	DE	PA
% of Homes with Negative Equity	22.8%	17.5%	15.8%	8.4%
(1) Source: Fiserv Case-Shiller Home Price Indexes
(2) Source: CoreLogic

Notes

NASDAQ: TBBK
www.thebancorp.com